Exhibit 12A

July 2, 2020

Wolverine Partners Corp., d/b/a/ Gage Cannabis Co.

Toronto Dominion Center

77 King Street West, Suite 400

Toronto, Ontario

M5K 0Al

Dear Sirs/Mesdames:

Re:	Wolverine Partners Corp. — Offering Statement pursuant to Tier 2 of Regulation A

I.	INTRODUCTION

We have acted as Ontario counsel to Wolverine Partners Corp. d/b/a Gage Cannabis Co. (the “Company”), a corporation incorporated under the Canada Business Corporations Act in connection with the offering statement pursuant to Tier 2 of Regulation A which has been filed with the Securities and Exchange Commission (the “Commission”) on July 2, 2020 (the “Offering Statement”), relating to the offer and sale by the Company of up to 571,428 Proportionate Voting Shares (each a “Share” and collectively, the “Shares”) at a price of US$87.50 per Share, for gross proceeds to the Company of up to US$50,000,00, before deduction of any offering expenses (the “Offering”).

This opinion is being delivered to you in compliance with 17 CFR 230.253 — Form 1/A, Part III, Item 17(12) of the Regulation A Offering Statement under the Securities Act of 1933, as amended (the “Act”).

II.	SCOPE OF EXAMINATION

In rendering this opinion letter, we have examined, among other things:

(i)	a certificate of an officer of the Company dated the date hereof as to the articles and by-laws of the Company, as to the board resolution approved by the directors on May 8, 2020 authorizing the Offering and as to certain facts respecting the Company (the “Officer’s Certificate”), a copy of which is being delivered herewith; and

(ii)	a certificate of compliance electronically retrieved from the official records of the Corporations Canada under the Canada Business Corporations Act in respect of the Company on July 2, 2020.

We have also considered such questions of law, made such investigations and examined such originals, facsimiles or copies, certified or otherwise identified to our satisfaction, of such certificates of public officials, and such additional public and corporate records, records of corporate proceedings, certificates and other documents as we have considered relevant or necessary in order to render the opinions expressed below, and have relied, without independent investigation, on all statements as to matters of fact contained in such documents.

III.	JURISDICTION AND EFFECTIVE DATE

We are solicitors qualified to practice law in the Province of Ontario and we express no opinion as to the laws of any jurisdiction, or as to any matters governed by the laws of any jurisdiction, other than the laws of the Province of Ontario and the laws of Canada applicable therein. The opinions herein are based on the laws of the Province of Ontario and the laws of Canada applicable therein in effect on the date hereof.

Our opinions are given to you as of the date hereof and we disclaim any obligation or undertaking to advise you of any change in law or fact affecting or bearing upon our opinions occurring after the date hereof which may come or be brought to our attention.

IV.	ASSUMPTIONS AND RELIANCES

The opinions expressed herein are subject to the following exceptions, qualifications and assumptions:

1.	We have assumed, with respect to all of the documents examined by us, the genuineness of all signatures, the identity and legal capacity at all relevant times of any person (as defined in the Securities Act (Ontario)) signing any of such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic originals of all documents submitted to us as a certified or true copy or as a reproduction (including facsimiles and electronic transmissions) and the truthfulness and accuracy and completeness of the corporate records of the Company in our possession and of all certificates and declarations of public officials and officers of the Company, including, in particular, the Officer’s Certificate, not being aware of any reason why the addressee of this opinion would not be entitled to rely on any of the certificates upon which we are relying in rendering this opinion.

2.	We have assumed the truth, accuracy and completeness of all information provided to us by offices of public record and, without limiting the generality of the foregoing, that all invoices and filing systems maintained in all public offices where we have searched or inquired or where we have caused searches or inquiries to be conducted, were current and accurate as of the time of such searches or inquiries and remain current and accurate.

3.	We have, with respect to certain factual matters, relied exclusively and without independent investigation upon the Officer’s Certificate.

4.	To the extent the Officer’s Certificate, and any other certificate or document referenced herein is based on any assumption, given in reliance on any other certificate or document, understanding or other criteria or is made subject to any limitation, qualification or exception, our opinions are also based on such assumption, given in reliance on such other certificate, document, understanding or other criteria and are made subject to such limitation, qualification and exception. For greater certainty, where the Officer’s Certificate affirms a statement of fact, understanding or other factor based on the belief, knowledge, awareness or understanding (or lack thereof, respectively) of the officer signing the Officer’s Certificate (the “Certifying Officer”), we have assumed without independent verification that such belief, knowledge, awareness or understanding (or lack thereof) is and remains fully accurate, correct and complete.

5.	We have also assumed without independent verification that the Certifying Officer has been duly appointed to the position as indicated in the Officer’s Certificate, remains in such office as of the date of the applicable certificate and has the power, capacity, authority and requisite knowledge to certify the information contained therein, and that the Officer’s Certificate and all information contained therein was and remains fully accurate, correct and complete.

6.	We have assumed that no order, ruling or decision of any court or regulatory or administrative body is or will be in effect at any material time that restricts any trades in securities of the Company.

7.	We have assumed that (i) the Company has filed the Offering Statement, and any amendments thereto) that qualifies, registers, or permits the offering of the Shares in accordance with the Act, (ii) the Offering Statement, and any amendments thereto (including post-effective amendment), will have received, if required, the SEC’s receipt or similar acknowledgement of approval or clearance and have become effective, and no stop order suspending its effectiveness will have been issued and remain in effect; (ii) the terms of the Shares issued and sold are in compliance with applicable federal, provincial and state securities laws and in the manner specified in the Offering Statement; (iii) each person executing relevant documents (other than persons executing documents on behalf of the Company) has the legal capacity and authority to do so, and; (iv) the aggregate number of shares of the Company which would be outstanding after the issuance or reservation for issuance of the Shares consisting of Proportionate Voting Shares or Subordinate Voting Shares, together with the number of shares of Proportionate Voting Shares or Subordinate Voting Shares previously issued and outstanding and the number of shares of Proportionate Voting Shares and Subordinate Voting Shares previously reserved for issuance upon the conversion or exchange of other securities issued by the Company does not exceed the number of then authorized shares of the Company.

8.	We have assumed that the Shares issued pursuant to the Offering will only be issued to U.S. residents and that the Company has implemented sufficient measures in the circumstances of the distribution to make it reasonable to conclude that the Shares come to rest outside Canada.

9.	We have assumed that all covenants of the Company and the purchasers of the Shares have been or will be performed as required under the Offering Statement, and that all of the representations and warranties of the representations of the purchasers of Shares are true and correct.

10.	We have assumed that all cheques, bank drafts, wire transfers and other methods of payment delivered in consideration for the Shares will be honoured upon presentation or will otherwise result in the receipt by the Company of the funds represented by such cheques, bank drafts, wire transfers or other methods of payment.

11.	We have assumed that no agreement, order, ruling or decision of any court, regulatory or administrative body is in effect at any relevant time that restricts any trades in the securities of the Company that affects any person who engages in such trades or that has the effect of preventing or restricting the offering.

12.	There are no Ontario “registrants” (as such term is defined under Ontario securities laws) involved in any of the trades of the Shares and the Company is not a “related party”, “connected party”, “related issuer”, or “connected issuer” of any Ontario registrant.

V.	OPINIONS

Based and relying upon and subject to the foregoing assumptions, qualifications and limitations, we are of the opinion that the Shares, when issued, sold and delivered against payment therefor as described in the Offering Statement, will be validly issued, fully paid and non-assessable.

VI.	RELIANCE

We hereby consent to the filing of this opinion as an exhibit to the Company’s Offering Statement to be filed with the Commission. This opinion may not be used or relied upon for any other purpose. In given this consent, we do not admit that we are within a category of persons whose consent is required under the Act or the rules and regulations of the Commission promulgated under the Act.

Our opinion herein is rendered as of the date of this letter, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may come to our attention and that may alter, affect or modify such opinion. This opinion is limited to the matters stated herein, and we render no opinion, by implication or otherwise, as to any other matters relating the Company, the Offering Statement, the Shares, or any shares other than the Shares.

Yours very truly,

DICKINSON WRIGHT LLP

PMA/LDK